                                 EXHIBIT 10(ii)
                       Consent of Independent Accountants

                                 Exhibit 10 (ii)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect of Post-effective Amendment No. 5 to the Registration Statement (No. 33-58502) on Form N-4 under the Securities Act of 1933 of Variable Account A of American International Life Assurance Company of New York.

      1. The inclusion of our report dated February 4, 1998 relating to our audits of the financial statements of American International Life Assurance Company of New York in the Statement of Additional Information.
      2. The inclusion of our report dated February 4, 1998 relating to our audits of the financial statements of Variable Account A in the Statement of Additional Information.

      3. The incorporation by reference into the Prospectus of our report dated February 4, 1998 relating to our audits of the financial statements of American International Life Assurance Company and Variable Account A.

      4. The reference to our firm under the heading "General Information Independent Accountants" in the Statement of Additional Information.



/s/Coopers & Lybrand L.L.P
- ---------------------------
 Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 28, 1998